                                                                    EXHIBIT 2.1

                         PURCHASE AND OPTION AGREEMENT

     PURCHASE AND OPTION AGREEMENT made as of the 8th day of August, 2000 by and among Coaxial Communications of Central Ohio, Inc. ("Coaxial"), Insight
                                                     -------
Communications of Central Ohio, LLC ("Insight Ohio"), Insight Holdings of Ohio,
                                      ------------
LLC ("Insight Holdings"), Insight Communications Company, L.P. ("Insight LP"),
      ----------------                                           ----------
Insight Communications Company, Inc. ("ICCI"), Coaxial LLC, Coaxial DJM LLC
                                       ----
("Coaxial DJM"), Coaxial DSM LLC ("Coaxial DSM," and, collectively with Coaxial
-------------                      -----------
LLC and Coaxial DJM, the "Coaxial Shareholders"), Barry Silverstein
                          --------------------
("Silverstein"), Dennis J. McGillicuddy ("McGillicuddy") and D. Stevens McVoy
-------------                             ------------
("McVoy," and, collectively with Silverstein and McGillicuddy, the "Coaxial
-------                                                             -------
Principals").
----------

     WHEREAS, Coaxial owns a "Common Interest" in Insight Ohio (the "Insight
                                                                     -------
Ohio Common Interest") to which has been assigned 25% of the "Units" assigned to
--------------------
all the outstanding "Common Interests" in Insight Ohio (as such terms are defined in the Insight Ohio Operating Agreement);

     WHEREAS, Coaxial desires to sell to Insight Ohio the Insight Ohio Common Interest and Insight Ohio desires to purchase such Insight Ohio Common Interest from Coaxial on the terms described in this Agreement;

     WHEREAS, the Coaxial Principals collectively own all of the outstanding membership interests in the Coaxial Shareholders and all the outstanding capital stock in Coaxial Financing Corp.; and

     WHEREAS, the Coaxial Principals desire to acquire an option to sell to Insight LP all, but not less than all, of the outstanding membership interests in the Coaxial Shareholders and all the outstanding capital stock in Coaxial Financing Corp. (collectively, the "Coaxial Interests"), on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1  Definitions.  As used herein the following terms have the following
          -----------
respective meanings:

     "Affiliate" shall mean, with respect to any Person, any other Person that
      ---------
directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The terms "controlled by" and "under common control with" have meanings corresponding to the meaning of "controls."

     "Asset Disposition" means any sale or other disposition by Insight Ohio or
      -----------------
any subsidiary of Insight Ohio of any assets that were contributed to Insight Ohio by Coaxial or any assets the initial adjusted tax basis of which is or was determined, in whole in part, with reference to the adjusted tax basis of the assets contributed by Coaxial, other than (i) any sale or disposition of assets that does not involve the disposition of any cable television subscribers or (ii) any sale or disposition of assets that does not, together with all prior sales and dispositions previously made by Insight Ohio or any subsidiary of Insight Ohio, represent a portion of the business of Insight Ohio and its subsidiaries serving more than 1,000 cable television subscribers in the aggregate.

     "Closing Price" shall mean, with respect to any shares of capital stock of
      -------------
any Person, (i) the last reported sales price, regular way, as reported on the principal national securities exchange on which such shares are listed or admitted for trading or (ii) if such shares are not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, as reported on the Nasdaq National Market or, (iii) if such shares are not listed on the Nasdaq National Market, the average of the highest bid and lowest asked prices as reported on the Nasdaq Stock Market.

     For purposes of determining the "Closing Price" of any shares,

            (i) the applicable sales price or bid and asked prices of such shares on any day prior to any "ex-dividend" date for any dividend or distribution (other than a dividend or distribution contemplated by clause (B) of paragraph (ii) below) paid or to be paid with respect to such securities shall be reduced by the fair value of the per share amount of such dividend or distribution, and

            (ii) the applicable sales price or bid and asked prices of such shares on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such securities or (B) any "ex-dividend" date or any similar date for any dividend or distribution with respect to such securities to be made in such securities or securities that are convertible, exchangeable, or exercisable for such securities shall be appropriately adjusted to reflect such subdivision, combination, dividend, or distribution.

     "Coaxial Parties" shall mean Coaxial, the Coaxial Shareholders and the
      ---------------
Coaxial Principals.

     "Discount Note Indenture" shall mean the Indenture among Coaxial LLC,
      -----------------------
Coaxial Financing Corp., Insight Ohio, as Guarantor, and Bank of Montreal Trust Company, as Trustee, dated August 21, 1998.

     "Existing Agreements" shall mean the Insight Ohio Operating Agreement; the
      -------------------
Contribution Agreement dated as of June 30, 1998, as amended, between Coaxial and Insight Communications Company, L.P.; the Close Corporation Agreement, dated as of August 21, 1998 among Coaxial and the Coaxial Shareholders; the Management Agreement, dated as of August 21, 1998, between Coaxial LLC and Insight Holdings; the Management Agreement, dated as of August 21, 1998, between Coaxial DJM and Insight Holdings; and the Management Agreement, dated as of August 21, 1998, between Coaxial DSM and Insight Holdings.

     "ICCI's SEC Filings" shall mean, at any date, (i) the most recent annual
      ------------------
report on Form 10-K filed by ICCI with the SEC, (ii) all reports filed by ICCI with the SEC pursuant to Section 13(a), Section 14, or Section 15 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, since the filing of the most recent annual report on Form 10-K filed by ICCI with the SEC, and (iii) the most recent form of prospectus included in a registration statement on Form S-1 (or other form of prospectus that includes, or incorporates by reference, substantially the same information as that required to be included in a prospectus included in a registration statement on Form S-1) filed by ICCI with the SEC on or before that date pursuant to Rule 424(b) under the Securities Act.

     "ICCI Stock" shall mean the common stock, par value $.01 per share, of
      ----------
ICCI.

     "Insight Ohio Operating Agreement" shall mean the Operating Agreement of
      --------------------------------
Insight Ohio entered into effective as of August 21, 1998, by and among Coaxial, Insight Holdings and the Coaxial Principals, as amended.

     "Insight Parties" shall mean Insight Ohio, Insight Holdings, Insight LP,
      ---------------
and ICCI.

     "Liens" shall mean claims, liabilities, security interests, mortgages,
      -----
liens, pledges, conditions, charges, rights of third parties and encumbrances of any kind and nature whatsoever.

     "Losses" shall mean any and all losses, liabilities, claims, demands,
      ------
actions, or causes of action, judgments, orders, deficiencies, fines, penalties, costs, damages, or expenses whatsoever, including, without limitation, taxes, whether foreseeable or unforeseeable, and further including, without limitation legal, accounting and other professional fees, disbursements and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement thereof.

     "Person" shall mean an individual, corporation, limited liability company,
      ------
association, general partnership, limited partnership, limited liability partnership, joint venture, trust, estate, or other entity or organization.

     "Put Closing" means the closing of the purchase and sale of the Coaxial
      -----------
Interests upon exercise of the Put Option.

     "SEC" shall mean the Securities and Exchange Commission or any successor
      ---
agency of the United States performing substantially the same functions.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Senior Debt" shall mean all obligations arising under the 10% Senior Notes
      -----------
due 2006 issued by Coaxial and Phoenix Associates, and every subsequent amendment, modification, restructuring, extension, renewal, or consolidation of any such obligations, and any obligation incurred in refinancing or replacement of or substitution for any such obligations.

     "Senior Note Indenture" shall mean the Indenture among Coaxial, Phoenix
      ---------------------
Associates, Insight Ohio, as Guarantor, and Bank of Montreal Trust Company, as Trustee, dated August 21, 1998.

     "Subordinated Debt" shall mean all obligations arising under the 12 7/8%
      -----------------
Senior Discount Notes due 2008 issued by Coaxial LLC and Coaxial Financing Corp., and the LLC

Mirror Notes (as defined in the offering memorandum for such Senior Discount Notes) issued by Coaxial DJM and Coaxial DSM, and every subsequent amendment, modification, restructuring, extension, renewal, or consolidation of any such obligations, and any obligation incurred in refinancing or replacement of or substitution for any such obligations.

     "Target Amount" shall mean $32,600,000 decreased following any Asset
      -------------
Disposition by an amount equal to the quotient of (a) the product of (1) the amount of the income or gain recognized by the Coaxial Principals upon such Asset Disposition, multiplied by (2) the long-term capital gain rate, divided by
(b) 1 minus the long-term capital gain rate. For purposes of this definition, "long-term capital gain rate" shall mean, with respect to any Asset Disposition, the marginal federal income tax rate that would apply to all income or gain recognized by the Coaxial Principals upon such Asset Disposition if all such income or gain were treated as long-term capital gain.

     "Triggering Event" shall mean:
      ----------------

     (i) the repayment of the Senior Debt or the Subordinated Debt,

     (ii) any other action or failure to act by any Insight Party or any of their respective Affiliates that would modify the terms or the structure of the Senior Debt or the Subordinated Debt in a manner that is adverse to the Principals (as determined in accordance with Section 3.5 of the Insight Ohio Operating Agreement as in effect prior to the amendment to the Insight Ohio Operating Agreement to be entered into in accordance with this Agreement), or

     (iii) any Capital Default specified in Section 4.4(a)(i) or Section 4.4(a)(ii) of the Insight Ohio Operating Agreement as in effect prior to the amendment to the Insight Ohio Operating Agreement to be entered into in accordance with this Agreement and determined without regard to any other amendments to the Insight Ohio Operating Agreement contained in such amendment.

                                   ARTICLE II
                  PURCHASE OF THE INSIGHT OHIO COMMON INTEREST

     2.1  Purchase and Sale.  Concurrently with the execution and delivery of
          -----------------
this Agreement, Coaxial shall sell, assign and deliver to Insight Ohio, and Insight Ohio shall purchase from Coaxial, all of Coaxial's right, title and interest in and to the Insight Ohio Common Interest, free of all Liens, other than restrictions arising under the Senior Note Indenture, the Discount Note Indenture or the Insight Ohio Operating Agreement.

     2.2  Purchase Price.
          --------------

          (a) As consideration for the purchase and sale of the Insight Ohio Common Interest:

               (i) Concurrently with the execution and delivery of this Agreement, Insight Ohio shall assign, transfer and deliver to Coaxial 800,000 shares of ICCI Stock; and

     (ii) On or before September 1, 2000, ICCI shall:

          (A) Pay to the Coaxial Principals up to an amount equal to the sum of
(1) 200,000 times the Closing Price of a share of ICCI Stock on the date of this Agreement plus (2) the Tax Amount (as defined in the Insight Ohio Operating Agreement) that would be distributable to Coaxial on the date of the next scheduled April Distribution (as defined in the Insight Ohio Operating Agreement), calculated as if Insight Ohio's fiscal year ended on the date of this Agreement, by Federal wire transfer to an account designated by the Coaxial Principals (or by other means agreed to between ICCI and the Coaxial Principals); and

          (B) Issue to the Coaxial Principals a number of shares of ICCI Stock that, upon their sale by the Coaxial Principals in accordance with Section 2.2(b)(i), the manner of sale provisions of the registration statement referred to in Section 2.2(b)(i), and the underwriting agreement described therein, would generate net proceeds (after deducting underwriting discounts, commissions, and other similar investment banking charges, but without deducting other expenses of sale) at least equal to the amount by which any payment made by ICCI pursuant to Section 2.2(a)(ii)(A) is less than the maximum amount specified in Section 2.2(a)(ii)(A).

     (b) If ICCI elects to issue shares of ICCI Stock to the Coaxial Principals pursuant to Section 2.2(a)(ii)(B), then:

               (i) All such shares of ICCI Stock (1) shall be duly authorized and shall be validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof and (2) shall be capable of being lawfully sold to the public by the Coaxial Principals within ten days after their delivery to the Coaxial Principals in a single transaction pursuant to a then effective registration statement under the Securities Act (and the registration of such shares shall be effected in accordance with the Registration Rights Agreement).

               (ii) The Coaxial Principals will repay to ICCI the amount, if any, by which the sum of (1) the net proceeds (after deducting underwriting discounts, commissions, and other similar investment banking charges, but without deducting other expenses of sale) realized by the Coaxial Principals from the sale of such shares of ICCI Stock plus (2) the amount of any payment made by ICCI pursuant to Section 2.2(a)(ii)(A) exceeds the maximum amount specified in Section 2.2(a)(ii)(A).

          (c) The parties agree that they will not take a position, including any position taken on any income tax return, before any governmental agency charged with the collection of income tax, in any judicial proceeding, or in any financial statements, that is in any way inconsistent with the treatment of the payments described in Section 2.2(a)(ii) as payments in exchange for the Insight Ohio Common Interest.

     2.3  Deliveries.  To effectuate the purchase and sale of the Insight Ohio
          ----------
Common Interest concurrently with the execution and delivery of this Agreement:

          (a) Insight Ohio shall deliver to Coaxial certificates representing 800,000 shares of ICCI Stock, duly endorsed or accompanied by appropriate stock powers.

          (b) ICCI shall execute and deliver to the Coaxial Principals a Registration Rights Agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement").
------------------------------

          (c) ICCI shall deliver to the Coaxial Principals an opinion of counsel to ICCI, dated as of the date hereof, in the form attached hereto as Exhibit B.

          (d) Coaxial shall execute and deliver to Insight Ohio an assignment of the Insight Ohio Common Interest.

          (e) Coaxial, the Coaxial Principals, and Insight Holdings shall execute and deliver an Amendment to the Insight Ohio Operating Agreement in the form attached hereto as Exhibit C.

          (f) The Coaxial Principals shall deliver to ICCI an opinion of counsel to the Coaxial Principals, dated as of the date hereof, in the form attached hereto as Exhibit D.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1  Representations and Warranties of Coaxial.  Coaxial hereby represents
          -----------------------------------------
and warrants to each Insight Party as follows:

          (a) Coaxial has full corporate power and authority to execute, deliver and perform this Agreement and the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action.

          (b) This Agreement has been duly and validly executed and delivered by Coaxial and constitutes a legal and binding obligation of Coaxial, enforceable against Coaxial in accordance with its terms.

          (c) The execution, delivery and performance of this Agreement by Coaxial do not violate or conflict with any law applicable to Coaxial, any provision of its constitutional documents, any order or judgment of any court or other agency or government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, other than the Senior Note Indenture, the Discount Note Indenture, any other agreements related thereto and the Existing Agreements.

          (d) Coaxial is the sole owner of the Insight Ohio Common Interest and has good and valid title to the Insight Ohio Common Interest, free and clear of all Liens, other than restrictions arising under the Senior Note Indenture, the Discount Note Indenture, any other agreements related thereto and the Existing Agreements.

     3.2  Representations and Warranties of the Coaxial Principals.  Each
          --------------------------------------------------------
Coaxial Principal hereby represents and warrants to each Insight Party as to himself only, as follows:

          (a) This Agreement has been duly and validly executed and delivered by such Coaxial Principal and constitutes a legal and binding obligation of such Coaxial Principal, enforceable against such Coaxial Principal in accordance with its terms.

          (b) The execution, delivery and performance of this Agreement by such Coaxial Principal do not violate or conflict with any law applicable to such Coaxial Principal, any order or judgment of any court or other agency or government applicable to it or any of its assets or any contractual restriction binding on or affecting him or any of his assets, other than the Senior Note Indenture, the Discount Note Indenture, any other agreements related thereto, and the Existing Agreements.

          (c) Such Coaxial Principal is the sole owner of his Coaxial Interests and has good and valid title to such Coaxial Interests, free and clear of all Liens, other than restrictions arising under the Senior Note Indenture, the Discount Note Indenture, any other agreements related thereto, and the Existing Agreements.

     3.3  Representations and Warranties of Insight Ohio.  Insight Ohio hereby
          ----------------------------------------------
represents and warrants to the Coaxial Parties as follows:

          (a) Insight Ohio has full limited liability company power and authority to execute, deliver and perform this Agreement and the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary limited liability company action.

          (b) This Agreement has been duly and validly executed and delivered by Insight Ohio and constitutes a legal and binding obligation of Insight Ohio, enforceable against Insight Ohio in accordance with its terms.

          (c) The execution, delivery and performance of this Agreement by Insight Ohio and the other parties to this Agreement do not violate or conflict with any law applicable to Insight Ohio, any provision of the constitutional documents of Insight Ohio, any order or judgment of any court or other agency or government applicable to Insight Ohio or any of Insight Ohio's assets, any contractual restriction binding on or affecting Insight Ohio or any of its assets, the Senior Note Indenture, or the Discount Note Indenture.

          (d) Insight Ohio is the sole owner of the shares of ICCI Stock to be delivered pursuant to Section 2.2(a)(i), and has good and valid title to such shares, free and clear of all Liens, other than restrictions arising under the Senior Note Indenture and the Discount Note Indenture.

     3.4  Representations and Warranties of ICCI and Insight LP.  ICCI and
          -----------------------------------------------------
Insight LP hereby jointly and severally represent and warrant to the Coaxial Parties as follows:

          (a) ICCI and Insight LP each has full power and authority to execute, deliver and perform this Agreement and the execution, delivery and performance by each of them of this Agreement have been duly authorized by all necessary action.

          (b) This Agreement has been duly and validly executed and delivered by ICCI and Insight LP and constitutes a legal and binding obligation of ICCI and Insight LP, enforceable against each of ICCI and Insight LP in accordance with its terms.

          (c) The execution, delivery and performance of this Agreement by ICCI and Insight LP do not violate or conflict with any law applicable to ICCI or Insight LP or any provisions of their respective constitutional documents, any order or judgment of any court or other agency or government applicable to them or any of their assets or any contractual restriction binding on or affecting them or any of their assets.

          (d) As of their respective filing dates, none of ICCI's SEC Filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, each of ICCI's SEC Filings complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, to the extent applicable. Except as disclosed in ICCI's SEC Filings, no event has occurred that has resulted in a material adverse effect on, or material adverse change in, the business, financial condition, net worth, assets, liabilities, personnel, operations, or results of operations of ICCI, other than changes generally affecting the industry in which ICCI conducts its business. ICCI has delivered to the Coaxial Principals true and complete copies of ICCI's SEC Filings.

          (e) The shares of ICCI Stock to be delivered pursuant to Section 2.2(a)(i) have been duly authorized and are validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof.

                                   ARTICLE IV
                                   PUT OPTION

     4.1  Grant and Acquisition of Option.  Insight LP hereby grants to the
          -------------------------------
Coaxial Principals, and the Coaxial Principals hereby acquire from Insight LP, an option (the "Put Option") for the Coaxial Principals to sell all, but not
                ----------
less than all, of the Coaxial Interests to Insight LP on the terms and conditions hereinafter set forth.

     4.2  Purchase Price.
          --------------

          (a) As consideration for the purchase of the Coaxial Interests upon exercise of the Put Option, Insight LP will:

               (i) Pay to the Coaxial Principals up to the full amount of the Put Price specified in Section 4.8 by Federal wire transfer to an account designated by the Coaxial Principals (or by other means agreed to between Insight LP and the Coaxial Principals); and

               (ii) Subject to Section 4.2(b), issue to the Coaxial Principals a number of shares of ICCI Stock that, upon their sale by the Coaxial Principals in accordance with Section 4.2(a)(ii)(A), the manner of sale provisions of the registration statement referred to in Section 4.2(a)(ii)(A), and the underwriting agreement described therein, would generate net proceeds

(after deducting underwriting discounts, commissions, and other similar investment banking charges, but without deducting other expenses of sale) at least equal to the amount by which any payment made by Insight LP pursuant to
Section 4.2(a)(i) is less than the full amount of the Put Price specified in
Section 4.8. If Insight LP elects to issue shares of ICCI Stock to the Coaxial Principals pursuant to this Section 4.2(a)(ii), then:

               (A) All such shares of ICCI Stock (A) shall be duly authorized and shall be validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof and (B) shall be capable of being lawfully sold to the public by the Coaxial Principals within ten days after their delivery to the Coaxial Principals in a single transaction pursuant to a then effective registration statement under the Securities Act (and the registration of such shares shall be effected in accordance with the Registration Rights Agreement).

               (B) The Coaxial Principals will repay to Insight LP the amount, if any, by which the sum of (A) the net proceeds (after deducting underwriting discounts, commissions, and other similar investment banking charges, but without deducting other expenses of sale) realized by the Coaxial Principals from the sale of such shares of ICCI Stock plus (B) the amount of any payment made by Insight LP pursuant to Section 4.2(a)(i) exceeds the full amount of the Put Price specified in Section 4.8.

          (b) If the Coaxial Principals notify Insight LP in writing at least five days prior to the Put Closing that they do not desire to sell the shares of ICCI Stock issued to them pursuant to Section 4.2(a)(ii) immediately following the Put Closing, then (1) the number of shares of ICCI Stock issued to the Coaxial Principals shall be such that the aggregate value of such shares (calculated at the average Closing Price per share of ICCI Stock for the ten consecutive trading days immediately preceding the Put Closing) equals the amount by which any payment made by Insight LP pursuant to Section 4.2(a)(i) is less than the full amount of the Put Price specified in Section 4.8; and (2) the Coaxial Principals will have no obligation under Section 4.2(a)(ii)(B) with respect to such shares of ICCI Stock.

     4.3  Notice of Triggering Event; Exercise of Put Option.
          --------------------------------------------------

          (a) Insight LP will give the Coaxial Principals written notice at least thirty days prior to the time that any Insight Party takes any action that would cause a Triggering Event (the "Debt Repayment Notice"). A Debt Repayment
                                     ---------------------
Notice shall specify the nature of the anticipated Triggering Event and the date on which Insight LP expects that the Triggering Event will occur. A Debt Repayment Notice shall identify itself as such and specify that it is being given pursuant to this Section 4.3. Upon receipt of a Debt Repayment Notice, the Coaxial Principals will take any action reasonably requested by Insight Ohio and Insight LP to permit Insight Ohio, Coaxial, and the Coaxial Shareholders to consummate the repayment or modification of the Senior Debt or the Subordinated Debt that constitutes the Triggering Event (including executing and delivering any consent, approval, or authority); provided that the Coaxial Principals will have no obligation to incur any expense or liability in connection with the repayment or modification of the Senior Debt or the Subordinated Debt, and Insight Ohio shall pay all costs and expenses incurred by any of the Coaxial Principals in connection with the consummation of such repayment or modification.

     (b) The Put Option shall be exercisable:

          (i) during the period beginning upon the delivery to the Coaxial Principals in the manner provided in Section 9.1 of any Debt Repayment Notice and ending twenty days later, unless the period expires earlier due to the revocation of such Debt Repayment Notice; and

          (ii) during the period beginning on the date on which the Coaxial Principals and Insight LP receive an opinion of counsel for the Coaxial Principals that a Triggering Event has occurred (other than a Triggering Event described in a Debt Repayment Notice that occurs within five business days of the expected closing date specified in the Debt Repayment Notice) and ending ten
(10) days later; and

          (iii) during the period beginning upon the delivery to the Coaxial Principals in the manner provided in Section 9.1 of a notice from Insight LP pursuant to Section 6.3(a), if Insight LP makes the election described in
Section 6.2, and ending twenty days later; and

          (iv) at any time after August 15, 2008.

     (c) Insight LP may revoke a Debt Repayment Notice at any time prior to the Triggering Event by giving notice of such revocation to the Coaxial Principals, whereupon any exercise of the Put Option in response to such Debt Repayment Notice shall become null and void. After revoking a Debt Repayment Notice, Insight LP may deliver a subsequent Debt Repayment Notice in accordance with this Section 4.3.

     (d) Insight LP may revoke a notice pursuant to Section 6.3(a) at any time prior to the Asset Disposition described in the notice by giving notice of such revocation to the Coaxial Principals, whereupon any exercise of the Put Option pursuant to Section 4.3(b)(iii) in response to such notice shall become null and void.

     (e) During such time as the Put Option is exercisable, the Coaxial Principals may exercise the Put Option by the giving of notice of such exercise to Insight LP. Any exercise of the Put Option following the delivery of a Debt Repayment Notice in accordance with Section 4.3(b)(i) shall be contingent on the consummation of the transaction described in such Debt Repayment Notice that constitutes a Triggering Event. Any exercise of the Put Option following the delivery of a notice pursuant to Section 6.3(a) in accordance with Section 4.3(b)(iii) shall be contingent on the consummation of the Asset Disposition described in such notice.

     4.4  Closing of Purchase of Coaxial Interests Upon Exercise of the Put
          -----------------------------------------------------------------
Option.
------

     (a) Closing. Subject to the conditions in Section 4.6, the Put Closing
         -------
shall take place (i) if the Put Option is exercised following the delivery of a Debt Repayment Notice in accordance with Section 4.3(b)(i), immediately prior to the consummation of the transaction constituting the Triggering Event described in the Debt Repayment Notice; (ii) if the Put Option is exercised following the occurrence of a Triggering Event in accordance with Section 4.3(b)(ii), on the first business day that is at least ten (10) days after the exercise of the Put Option; (iii) if the Put Option is exercised pursuant to Section 4.3(b)(iii), immediately prior to the consummation of the Asset Disposition that gave rise to Insight LP's election pursuant to Section 6.2; and (iv) if the Put Option is exercised in accordance with Section 4.3(b)(iv), on the first business day that is at least ten (10) days after the exercise of the Put Option. The Put Closing shall take place at the offices of Sonnenschein Nath & Rosenthal, New York, New York, or at such other location as may be agreed to between Insight LP and the Coaxial Principals.

     (b) Deliveries. At the Put Closing:
         -----------

          (i) The Coaxial Principals shall deliver to Insight LP or its designee certificates representing the Coaxial Interests, duly endorsed or accompanied by appropriate stock powers, or, if any of the Coaxial Interests are not certificated, a written assignment of such interests to Insight LP or its designee.

          (ii) Insight LP shall pay the Put Price to the Coaxial Principals. To the extent that Insight LP pays any portion of the Put Price in shares of ICCI Stock, Insight LP will deliver to the Coaxial Principals certificates representing such shares, duly endorsed or accompanied by appropriate stock powers.

          (iii) If Insight LP pays any portion of the Put Price in shares of ICCI Stock pursuant to Section 4.2(a)(ii), ICCI shall deliver to the Coaxial Principals a certificate, dated as of the date of the Put Closing, to the effect that:

               (A) As of their respective filing dates, none of ICCI's SEC Filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (B) As of their respective filing dates, each of ICCI's SEC Filings complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, to the extent applicable.

               (C) Except as disclosed in ICCI's SEC Filings, no event has occurred that has resulted in a material adverse effect on, or material adverse change in, the business, financial condition, net worth, assets, liabilities, personnel, operations, or results of operations of ICCI, other than changes generally affecting the industry in which ICCI conducts its business.

          (iv) Each Coaxial Principal shall deliver to Insight LP or its designee a certificate, dated as of the date of the Put Closing, to the effect that such Coaxial Principal is conveying good and valid title to his Coaxial Interests, free and clear of all Liens, other than restrictions arising under the Senior Note Indenture, the Discount Note Indenture, any other agreements related thereto, and the Existing Agreements, and Liens securing liabilities permitted by Section 4.6(a) and Section 4.6(b).

     4.5  Distribution of Assets.
          ----------------------

          (a) Except as provided in Section 4.5(b), Section 4.5(c), and Section 4.5(d), at any time after the first anniversary of the date of this Agreement, immediately prior to the assignment of the Coaxial Interests upon exercise of the Put Option, Coaxial shall distribute to the Coaxial Shareholders and the Coaxial Shareholders shall distribute to the Coaxial Principals, free and clear of all liens, security interests or other adverse claims (other those created by or consented to by the Coaxial Principals), all assets held by either Coaxial or the Coaxial Shareholders immediately prior to the Put Closing other than (1) membership interests in Insight Ohio, (2) shares of capital stock in Coaxial,
(3) contractual rights arising under or in connection with the Senior Debt or Subordinated Debt, the Insight Ohio Operating Agreement and any other agreement between Coaxial or any of the Coaxial Shareholders and any Insight Party or any of their Affiliates, (4) assets acquired at the direction of Insight Holdings, directly or indirectly, through its control over the business and affairs of the Coaxial Shareholders, and (5) internal corporate records and other similar assets.

          (b) Except as otherwise agreed to by the Coaxial Principals, Coaxial and the Coaxial Shareholders shall not make the distributions pursuant to
Section 4.5(a) if the assets to be distributed are subject to any adverse claim made by or on behalf of the holders of the Senior Debt or the Subordinated Debt as a result of any actual or alleged violation of the Senior Note Indenture, the Discount Note Indenture, or any other agreements relating to the Senior Debt or the Subordinated Debt (other than any actual or alleged violation to be cured in full upon the repayment of the Senior Debt and the Subordinated Debt in connection with the Triggering Event that gave rise to the exercise by the Coaxial Principals of the Put Option).

          (c) Coaxial and the Coaxial Shareholders shall not make the distributions pursuant to Section 4.5(a) if the Coaxial Principals exercise the Put Option pursuant to Section 4.3(b)(iii).

          (d) Coaxial and the Coaxial Shareholders shall not make any distributions of Stock Consideration pursuant to Section 4.5(a) without the consent of Insight LP.

     4.6  Conditions to Purchase of Coaxial Interests.  Insight LP, or its
          -------------------------------------------
designee, shall not be required to purchase the Coaxial Interests upon the exercise of the Put Option, or to pay the Put Price specified in Section 4.2, unless, on the date on which the Coaxial Interests are to be conveyed to Insight
LP:

          (a) The Coaxial Shareholders and Coaxial Financing Corp. shall have no liabilities other than (i) the Subordinated Debt, liabilities arising under or in connection with the Discount Note Indenture, or under any agreement between any of the Coaxial Shareholders and any Insight Party or any of their Affiliates, and liabilities incurred at the direction of Insight Holdings, directly or indirectly, through its control over the business and affairs of the Coaxial, Shareholders and (ii) other liabilities (such as accrued administrative expenses) that are not significant in amount and for which the Coaxial Principals agree to indemnify Insight LP.

          (b) Coaxial shall have no liabilities other than (i) the Senior Debt, liabilities arising under the Insight Ohio Operating Agreement or under any other agreement between

Coaxial and any Insight Party or any of their Affiliates, and liabilities incurred at the direction of Insight Holdings, directly or indirectly, through its control over the business and affairs of Coaxial, and (ii) other liabilities (such as accrued administrative expenses) that are not significant in amount and for which the Coaxial Principals agree to indemnify Insight LP.

          (c) The Coaxial Principals shall have satisfied or made adequate provision for the satisfaction of all liabilities described in clause (ii) of
Section 4.6(a) and clause (ii) of Section 4.6(b) to the extent that the amount of such liabilities can be determined as of the Put Closing.

     4.7  Certain Covenants.  Prior to the earlier of the Put Closing or the
          -----------------
termination of the Put Option:

          (a) No party hereto shall make an election under Sections 338 or 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), with

                                                                  ----
respect to Coaxial, without the consent of each of the other parties.

          (b) No party hereto shall take any action that would change Coaxial's classification as an "S" corporation as defined in Section 1361(a)(i) of the Code.

     4.8  Put Price.
          ---------

          (a) Subject to Section 4.8(b), the purchase price to be paid for the Coaxial Interests upon exercise of the Put Option (the "Put Price") shall be the
                                                        ---------
Target Amount reduced, but not below one dollar, by the sum of the following amounts:

               (i) If Coaxial or the Coaxial Principals have consummated a Qualifying Sale of any part of the Stock Consideration, the Put Price shall be reduced by the net proceeds (after deducting underwriting discounts, commissions, and other similar investment banking charges, but without deducting other expenses of sale) realized by Coaxial or the Coaxial Principals from such Qualifying Sale.

               (ii) If Coaxial or the Coaxial Principals have sold any part of the Stock Consideration and Section 4.8(a)(i) does not apply to such part of the Stock Consideration, the Put Price shall be reduced by the aggregate Market Value of such part of the Stock Consideration as of the Put Closing; provided, however, that if Coaxial or the Coaxial Principals sold such part of the Stock Consideration and, at any time after the closing of such sale and prior to the Put Closing, the Market Value of such part of the Stock Consideration exceeds the product of the Target Amount times a fraction, the numerator of which is the number of shares or units represented by the Stock Consideration sold by Coaxial and the Coaxial Principals and the denominator of which is the number of shares or units represented by all the Stock Consideration, then the Put Price shall be reduced by the product of the Target Amount times a fraction, the numerator of which is the number of shares or units represented by the Stock Consideration sold by Coaxial or the Coaxial Principals and the denominator of which is the number of shares or units represented by all the Stock Consideration.

          (iii) If Section 4.8(a)(i) and Section 4.8(a)(ii) do not apply to any part of the Stock Consideration, then the Put Price shall be reduced by:

               (A) if the Coaxial Principals did not elect pursuant to Section 4.8(d) to sell such part of the Stock Consideration, the aggregate Market Value of such part of the Stock Consideration as of the Put Closing; or

               (B) if the Coaxial Principals elected pursuant to Section 4.8(d) to sell such part of the Stock Consideration, the net proceeds (after deducting underwriting discounts, commissions, and other similar investment banking charges, but without deducting other expenses of sale) realized by the Coaxial Principals from the sale of such part of the Stock Consideration.

     (b) No reduction in the Put Price shall be made pursuant to Section 4.8(a) with respect to any part of the Stock Consideration unless such part of the Stock Consideration or the net proceeds of the sale of such part of the Stock Consideration (in whatever form such proceeds may be invested or reinvested prior to the Put Closing) has been distributed to the Coaxial Principals at any time at or prior to the Put Closing, pursuant to Section 4.5(a) or otherwise.

     (c)  For purposes of this Section 4.8:

          (i) "Stock Consideration" shall mean the shares of ICCI Stock issued to Coaxial pursuant to Section 2.2(a)(i), subject to the following adjustments with respect to each event described in this Section 4.8(c)(i) that occurs after the date of this Agreement and prior to the Put Closing:

               (A) If such shares of ICCI Stock (or other securities constituting Stock Consideration) are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of ICCI (or any successor) through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate adjustment shall be made with respect to number and kind of shares or securities constituting the Stock Consideration.

               (B) Upon a reorganization, merger or consolidation of ICCI (or any successor) with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which ICCI Stock (or other
              --------------------
securities constituting Stock Consideration) are converted into or exchanged for any other security ("Replacement Securities"), the Stock Consideration shall
                     ----------------------
become the number of shares or units of Replacement Securities issued in exchange for the Stock Consideration pursuant to such Business Combination.

          (ii) The "Market Value" of a share of ICCI Stock or any other securities constituting the Stock Consideration as of any date shall be the average Closing Price thereof for the ten consecutive trading days immediately preceding such date.

          (iii) The "Market Value" of any asset that is not listed or admitted for trading on a national securities exchange, the Nasdaq National Market or the Nasdaq Stock

Market shall be the fair market value of such asset as agreed to among ICCI and the Coaxial Principals.

          (iv) A "Qualifying Sale" means a sale of all or part of the Stock Consideration then owned by Coaxial or the Coaxial Principals in which the net proceeds realized by Coaxial or the Coaxial Principals (after deducting underwriting discounts, commissions, and other similar investment banking charges, but without deducting other expenses of sale) exceed the product of the Target Amount times a fraction, the numerator of which is the number of shares or units represented by the Stock Consideration sold by Coaxial or the Coaxial Principals and the denominator of which is the number of shares or units represented by the Stock Consideration.

     (d) With respect to any part of the Stock Consideration to be distributed to the Coaxial Principals immediately prior to the Put Closing pursuant to
Section 4.5(a), the Coaxial Principals may elect to sell such part of the Stock Consideration as soon as practicable after the Put Closing. The Coaxial Principals may make an election pursuant to this Section 4.8(d) by giving written notice of their election to Insight LP within five business days after Insight LP consents pursuant to 4.5(d) to the distribution of such Stock Consideration to the Coaxial Principals. If the Coaxial Principals elect pursuant to this Section 4.8(d) to sell any part of the Stock Consideration, then:

          (i) Insight LP and ICCI will cooperate with the Coaxial Principals to allow the orderly and lawful disposition of such part of the Stock Consideration to be consummated as quickly as practicable, consistent with legal requirements and market conditions. To the extent required for the orderly and lawful disposition of such part of the Stock Consideration, ICCI shall undertake to cause such part of the Stock Consideration to be registered in accordance with the Registration Rights Agreement. The Coaxial Principals will undertake to sell such part of the Stock Consideration in accordance with any reasonable plan of distribution developed by Insight LP. that complies with this Section 4.8(d)(i).

          (ii) At the Put Closing, Insight LP will pay to the Coaxial Principals, in the manner specified in Section 4.2(a), the Put Price, calculated, solely for purposes of determining the amount payable at the Put Closing, as if the net proceeds from the sale of such part of the Stock Consideration were equal to the aggregate Market Value of such part of the Stock Consideration as of the Put Closing.

               (A) If the amount paid to the Coaxial Principals pursuant to
Section 4.8(d)(ii) exceeds the Put Price, as finally determined under Section 4.8(a)(iii)(B) based on the actual net proceeds realized from the sale of such part of the Stock Consideration, the Coaxial Principals will promptly repay to Insight LP the amount of such excess.

               (B) If the amount paid to the Coaxial Principals pursuant to
Section 4.8(d)(ii) is less than the Put Price, as finally determined under
Section 4.8(a)(iii)(B) based on the actual net proceeds realized from the sale of such part of the Stock Consideration, Insight LP will promptly pay to the Coaxial Principals the amount of such deficiency.

     4.9  Termination of Put Option.
          -------------------------

          (a) The Put Option shall terminate, and the Coaxial Principals shall no longer have the right to sell the Coaxial Interests to Insight LP, if, at any time after the date of this Agreement, all of the following conditions are satisfied simultaneously:

               (i) Coaxial or the Coaxial Principals shall continue to own any of the Stock Consideration;

               (ii) all of the Stock Consideration then owned by Coaxial and the Coaxial Principals shall be listed or admitted for trading on a national securities exchange, the Nasdaq National Market or the Nasdaq Stock Market;

               (iii) Insight LP shall have delivered to the Coaxial Principals an undertaking from an independent investment banking firm to underwrite a sale by Coaxial and the Coaxial Principals of all Stock Consideration then owned by any of them, on customary terms and subject only to customary conditions, together with an opinion of such independent investment banking firm that the net proceeds of a sale of such Stock Consideration to the public in an underwritten public offering (after deducting underwriting discounts, commissions, and other similar investment banking charges, but without deducting other expenses of sale) are likely to be greater than the product of the Target Amount times a fraction, the numerator of which is the number of shares or units represented by the Stock Consideration then owned by Coaxial and the Coaxial Principals, collectively, and the denominator of which is the number of shares or units represented by the Stock Consideration;

               (iv) all of the Stock Consideration then owned by Coaxial may be sold in an underwritten public offering as described in Section 4.9(a)(iii) without violating or conflicting with the Senior Note Indenture, the Discount
Note Indenture, or any other agreements relating to the Senior Debt or the Subordinated Debt;

               (v) either (i) all net proceeds from Coaxial's sales of the Stock Consideration may be distributed by Coaxial to the Coaxial Shareholders and by the Coaxial Shareholders to the Coaxial Principals without violating any contractual restriction binding on or affecting Coaxial or any of the Coaxial Shareholders or any of their respective assets, including the Senior Note Indenture, the Discount Note Indenture, and any other agreements related thereto or (ii) ICCI or an Affiliate of ICCI shall have agreed to lend to each Coaxial Principal the amount of any tax liabilities incurred by him on a sale of the Stock Consideration by Coaxial on the following terms: (A) the loan shall be non-recourse to the borrower, (B) the loan shall be secured only by the borrower's interest in the Coaxial Shareholders and any distributions thereon,
(C) payments of principal or interest on the loan shall only be required at such time as Coaxial and the Coaxial Shareholders are able to distribute proceeds from the sale of the Stock Consideration to the Coaxial Principals, and then only to the extent of such distributions to the Coaxial Principals, and (D) the loan shall bear interest at the weighted average cost of funds of ICCI and its subsidiaries for their secured debt or, if ICCI and its subsidiaries have no secured debt, for their senior debt; and

          (vi) either (i) the Coaxial Principals shall have failed to notify Insight LP in writing within thirty days after their receipt of the undertaking and opinion described in Section 4.9(a)(iii) of their intent to sell and to cause Coaxial to sell all of the Stock Consideration then owned by Coaxial and the Coaxial Principals in such an underwritten public offering or (ii) the Coaxial Principals shall have notified Insight LP in writing within thirty days after their receipt of the undertaking and opinion described in Section 4.9(a)(iii) of their intent to sell and to cause Coaxial to sell all of the Stock Consideration then owned by Coaxial and the Coaxial Principals in such an underwritten public offering, but shall have failed to use their good faith efforts for at least ninety days thereafter to cause such a sale that would constitute a Qualifying Sale to be consummated.

     (b) The Put Option shall terminate, and the Coaxial Principals shall no longer have the right to sell the Coaxial Interests to Insight LP, upon the happening of any of the following events:

          (i) upon the consummation of a transaction described in a Debt Repayment Notice that constitutes a Triggering Event, if such transaction is consummated within five business days of the expected closing date specified in the Debt Repayment Notice and the Coaxial Principals did not exercise the Put Option pursuant to Section 4.3(b)(i) following their receipt of such Debt Repayment Notice;

          (ii) upon the consummation of the Asset Disposition described in a notice pursuant to Section 6.3(a), if the Coaxial Principals did not exercise the Put Option pursuant to Section 4.3(b)(iii) following their receipt of such notice; and

          (iii) if a Triggering Event described in Section 4.3(b)(ii) has occurred, upon the expiration of the period during which the Coaxial Principals may exercise the Put Option pursuant to Section 4.3(b)(ii), if the Coaxial Principals failed to exercise the Put Option pursuant to Section 4.3(b)(ii) during such period.

                                    ARTICLE V
            RIGHT OF FIRST OFFER WITH RESPECT TO STOCK CONSIDERATION

     5.1  First Offer.  If Coaxial or any Coaxial Principal (each, a "Seller")
          -----------                                                 ------
desires to sell any of the Stock Consideration, it shall first offer to sell to Insight LP all of the Stock Consideration that such Seller desires to sell, for a purchase price equal to the aggregate Market Value of such Stock Consideration (determined in accordance with Section 4.8(a)(i)) as of the date on which the offer is made. If Insight LP desires to purchase some or all of the Stock Consideration that such Seller desires to sell, Insight LP shall deliver a written acceptance of such Seller's offer to such Seller within five business days after its receipt of the offer, specifying the amount of the Stock Consideration that Insight LP desires to purchase. After compliance with the foregoing provisions of this Section 5.1, a Seller may sell any or all of the Stock Consideration that such Seller offered to Insight LP (other than that portion that Insight LP elected to purchase) to any Person on any terms, so long as (a) the sale is consummated within thirty days after the later of (i) the deadline for Insight LP's acceptance of the Seller's offer or (ii) the date on which any registration statement relating to the sale of such Stock Consideration becomes effective and (b) if the sale is not a Market Sale, the purchase price per share paid to the

Seller in such sale is not less than the purchase price per share at which such Stock Consideration was offered to Insight LP. Any sale by a Seller of Stock Consideration after the expiration of such thirty-day period, and any sale by Coaxial or any Coaxial Principal of Stock Consideration that was not offered to Insight LP, shall continue to be subject to the rights of Insight LP under this
Section 5.1. For purposes of this Section 5.1, a "Market Sale" shall mean a sale in accordance with Rule 144 or Rule 145 under the Securities Act (or any successor to either of such rules), a sale that satisfies the manner of sale requirements of Rule 144 or Rule 145 under the Securities Act (or any successor to either of such rules), whether or not either of such rules is applicable to such sale, or a sale in public offering pursuant to a registration statement filed under the Securities Act.

     5.2  Closing.  The closing of the purchase and sale of the Stock
          -------
Consideration upon exercise of the right of first offer described in Section 5.1 shall take place (a) on the first business day that is at least ten (10) days after Insight LP's acceptance of the Seller's offer and (b) at the offices of Sonnenschein Nath & Rosenthal, New York, New York, or at such other location as may be agreed to between Insight LP and the Seller.

     5.3  Termination.  The provisions of this Article V shall terminate
          -----------
automatically upon the earlier of the Put Closing or the termination of the Put Option pursuant to Section 4.9.

                                   ARTICLE VI
                           CERTAIN ASSET DISPOSITIONS

     6.1  Asset Dispositions.  If Insight Ohio or any subsidiary of Insight Ohio
          ------------------
consummates any Asset Disposition, then, except as provided in Section 6.2, Insight LP will pay to the Coaxial Principals an amount equal to the aggregate tax liabilities incurred by the Coaxial Principals (a) as a result of such Asset Disposition and (b) as a result of any payment to the Coaxial Principals under this Section 6.1 (the "Disposition Taxes").
                       -----------------

     6.2  Exception.  In lieu of making a payment pursuant to Section 6.1 in
          ---------
connection with any Asset Disposition, Insight LP may elect, in its notice to the Coaxial Principals pursuant to Section 6.3(a), to grant the Coaxial Principals the right to exercise the Put Option in accordance with Section 4.3(b)(iii).

     6.3  Procedures.
          ----------

          (a) Insight LP will give the Coaxial Principals written notice at least thirty days prior to effecting any Asset Disposition. The notice pursuant to Section 6.3(a) shall (i) specify whether Insight LP has elected pursuant to
Section 6.2 to grant the Coaxial Principals the right to exercise the Put Option in accordance with Section 4.3(b)(iii); (ii) describe the Asset Disposition in reasonable detail; and (iii) include an estimate of the amount and character of the income to be recognized by the Coaxial Principals as a result of such Asset Disposition.

          (b) If Insight LP does not elect to grant the Coaxial Principals the right to exercise the Put Option in accordance with Section 4.3(b)(iii), then, as soon as practicable and in any event within thirty days after the consummation of such Asset Disposition, Insight LP will furnish the Coaxial Principals with all information concerning such Asset Disposition that is necessary to enable the Coaxial Principals to calculate the aggregate tax liabilities to be incurred by the Coaxial Principals as a result of such Asset Disposition.

          (c) As soon as practicable and in any event within thirty days after their receipt from Insight LP of all the information described in Section 6.3(b), the Coaxial Principals will calculate the Disposition Taxes relating to such Asset Disposition and will deliver written notice to Insight LP specifying the amount of such Disposition Taxes. The Coaxial Principals will furnish Insight LP will all information necessary to enable Insight LP to verify the calculation of such Disposition Taxes (other than information concerning the Asset Disposition that was furnished to the Coaxial Principals by Insight LP).

          (d) Insight LP shall pay to the Coaxial Principals the amount specified in the notice from the Coaxial Principals specified in Section 6.3(c) by Federal wire transfer to an account designated by the Coaxial Principals (or by other means agreed to between Insight LP and the Coaxial Principals) on the later of (a) the first business day that is at least ten days after Insight LP receives the notice from the Coaxial Principals specified in Section 6.3(c) or
(b) the date on which such Asset Disposition is consummated.

          (e) If Insight LP disagrees with the Coaxial Principals' calculation of the Disposition Taxes relating to any Asset Disposition, it shall notify the Coaxial Principals in writing within ten days after its receipt of the notice and other information required to be furnished to Insight LP pursuant to Section 6.3(c). If the Coaxial Principals determine that the Disposition Taxes actually incurred by them exceed the amount specified in their notice to Insight LP pursuant to Section 6.3(c), the Coaxial Principals shall promptly notify Insight LP of the amount of the Disposition Taxes actually incurred by them. In either event, Insight LP and the Coaxial Principals shall attempt in good faith to agree on the actual amount of the Disposition Taxes. If Insight LP and the Coaxial Principals are unable to agree on the actual amount of the Disposition Taxes, either Insight LP or the Coaxial Principals may elect to submit their disagreement to a nationally recognized firm of independent public accountants agreed to by Insight LP and the Coaxial Principals (the "Auditor") for
                                                         -------
resolution. The decision of the Auditor shall be binding on the parties; provided, however, that any final determination pursuant to this Section 6.3(e) of the actual Disposition Taxes shall take into account all tax returns filed by the Coaxial Principals. In the event of a subsequent audit or examination of the amount of the Disposition Taxes by any tax authority, the amount of the Disposition Taxes determined upon the final resolution of such audit or examination shall be the final determination of the actual Disposition Taxes under this Section 6.3(e). Following the resolution of any disagreement between Insight LP and the Coaxial Principals concerning the Disposition Taxes resulting from any Asset Disposition:

               (i) If the amount paid to the Coaxial Principals pursuant to
Section 6.3(d) exceeds the actual Disposition Taxes, as finally determined pursuant to this Section 6.3(e), the Coaxial Principals will promptly repay to Insight LP the amount of such excess.

               (ii) If the amount paid to the Coaxial Principals pursuant to
Section 6.3(d) is less than the actual Disposition Taxes, as finally determined pursuant to this Section 6.3(e), Insight LP will promptly pay to the Coaxial Principals the amount of such deficiency.

                                   ARTICLE VII
                                 INDEMNIFICATION

     7.1  Indemnification by Coaxial Parties.  The Coaxial Principals, jointly
          ----------------------------------
and severally, shall indemnify, protect and hold harmless ICCI, Insight LP and Insight Ohio from and against all Losses arising from (a) any breach of any representation or covenant of a Coaxial Party contained in this Agreement or in any certificate delivered by a Coaxial Party to any of the Insight Parties pursuant to this Agreement, (b) any liability of Coaxial, Coaxial Financing Corp., or the Coaxial Shareholders that is not described in Section 4.6(a) or
Section 4.6(b), or (c) any liability of Coaxial, Coaxial Financing Corp., or the Coaxial Shareholders for which the Coaxial Principals have agreed to indemnify Insight LP pursuant to clause (ii) of Section 4.6(a) or clause (ii) of Section 4.6(b). The Coaxial Principals further agree, jointly and severally, to satisfy any liability described in clause (ii) of Section 4.6(a) or clause (ii) of
Section 4.6(b) that is not satisfied at or prior to the Put Closing as soon thereafter as the amount of such liability can be determined.

     7.2  Indemnification by Insight LP.
          -----------------------------

          (a) Insight LP shall indemnify, protect and hold harmless each Coaxial Party from and against all Losses arising from any breach of any representation or covenant of ICCI, Insight LP or Insight Ohio contained in this Agreement or in any certificate delivered by an Insight Party to any of the Coaxial Parties pursuant to this Agreement.

          (b) If a Triggering Event occurs that was not described in a Debt Repayment Notice or if any Asset Disposition is consummated prior to the Put Closing, Insight LP shall indemnify the Coaxial Principals for any federal tax liabilities incurred by them (i) as a result of such Triggering Event or Asset Disposition, to the extent that the total federal tax liabilities incurred by them as a result of such Triggering Event or Asset Disposition and the sale of the Coaxial Interests at the Put Closing exceed the total federal tax liabilities that would have been incurred by the Coaxial Principals if the Coaxial Interests had been sold to Insight LP before the Triggering Event or Asset Disposition had occurred and (ii) as a result of their receipt of any indemnification payment under this Section 7.2(b); provided, however, that (A) Insight LP's aggregate liability under clause (i) of this Section 7.2(b) shall not exceed $7,000,000; (B) Insight LP shall have no liability under this Section 7.2(b) with respect to any Triggering Event that occurs after the termination of the Put Option pursuant to Section 4.9; and (C) Insight LP's aggregate liability under clause (i) of this Section 7.2(b) with respect to any Asset Disposition shall be reduced by the difference between (x) the amount of the payment made pursuant to Section 6.1 with respect to such Asset Disposition and (y) the amount by which the Target Amount was decreased pursuant to the definition thereof as a result of such payment.

          (c) Insight LP shall satisfy its obligation to make any
indemnification payment to the Coaxial Principals pursuant to Section 7.2(b) by:

                (i) paying to the Coaxial Principals up to the full amount of the indemnification payment to which they are entitled by Federal wire transfer to an account designated by the Coaxial Principals (or by other means agreed to between Insight LP and the Coaxial Principals); and

          (ii) subject to Section 7.2(e), issuing to the Coaxial Principals a number of shares of ICCI Stock that, upon their sale by the Coaxial Principals in accordance with Section 7.2(d)(i), the manner of sale provisions of the registration statement referred to in Section 7.2(d)(i), and the underwriting agreement described therein, would generate net proceeds (after deducting underwriting discounts, commissions, and other similar investment banking charges, but without deducting other expenses of sale) at least equal to the amount by which any payment made by Insight LP pursuant to Section 7.2(c)(i) is less than the full amount of the indemnification payment to which they are entitled.

     (d) If Insight LP elects to issue shares of ICCI Stock to the Coaxial Principals pursuant to this Section 7.2(c)(ii), then:

          (i) All such shares of ICCI Stock (A) shall be duly authorized and shall be validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof and (B) shall be capable of being lawfully sold to the public by the Coaxial Principals within ten days after their delivery to the Coaxial Principals in a single transaction pursuant to a then effective registration statement under the Securities Act (and the registration of such shares shall be effected in accordance with the Registration Rights Agreement).

          (ii) The Coaxial Principals will repay to Insight LP the amount, if any, by which the sum of (1) the net proceeds (after deducting underwriting discounts, commissions, and other similar investment banking charges, but without deducting other expenses of sale) realized by the Coaxial Principals from the sale of such shares of ICCI Stock plus (2) the amount of any payment made by Insight LP pursuant to Section 7.2(c)(i) exceeds the full amount of the indemnification payment to which they are entitled.

     (e) If the Coaxial Principals notify Insight LP in writing at least five days prior to the date on which the shares of ICCI Stock are delivered to them pursuant to Section 7.2(c)(ii) that they do not desire to sell such shares immediately following their receipt of such shares, then (A) the number of shares of ICCI Stock issued to the Coaxial Principals shall be such that the value of such shares (calculated at the average Closing Price per share of ICCI Stock for the ten consecutive trading days immediately preceding the date on which such shares of ICCI Stock are delivered to the Coaxial Principals) equals the amount by which any payment made by ICCI pursuant to Section 7.2(c)(i) is less than the full amount of the indemnification payment to which they are entitled; and (B) the Coaxial Principals will have no obligation under Section 7.2(d)(ii) with respect to such shares of ICCI Stock.

     (f) If Insight LP makes any indemnification payment pursuant to Section 7.2(c) in shares of ICCI Stock, ICCI shall deliver to the Coaxial Principals a certificate, dated as of the date on which such shares of ICCI Stock are delivered to the Coaxial Principals, to the effect that:

          (i) As of their respective filing dates, none of ICCI's SEC Filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (ii) As of their respective filing dates, each of ICCI's SEC Filings complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, to the extent applicable.

          (iii) Except as disclosed in ICCI's SEC Filings, no event has occurred that has resulted in a material adverse effect on, or material adverse change in, the business, financial condition, net worth, assets, liabilities, personnel, operations, or results of operations of ICCI, other than changes generally affecting the industry in which ICCI conducts its business.

                                  ARTICLE VIII
                                GUARANTY BY ICCI

     8.1 ICCI hereby guarantees to the Coaxial Parties the full, complete, and timely performance by Insight LP of its payment obligations hereunder, including any payment obligations arising under Section 7.2. If any default shall be made by Insight LP in the performance of any of such obligations, then ICCI will itself perform or cause to be performed such obligation immediately upon notice from any of the Coaxial Parties specifying in summary form the default. Any Coaxial Party may proceed to enforce its rights against ICCI, from time to time prior to, contemporaneously with, or after any enforcement against Insight LP, or without any enforcement against Insight LP.

     8.2 The obligations of ICCI under this Article VIII shall be absolute and unconditional and shall remain in full force and effect without regard to and shall not be released, discharged, or in any way affected by (a) any amendment or modification of or supplement to the this Agreement, (b) any exercise or non-exercise of or delay in exercising any right, remedy, power, or privilege under or in respect of this Agreement, (c) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors, or similar proceeding commenced by or against Insight LP or ICCI, (d) the dissolution (voluntarily or involuntarily) of Insight LP, (e) the genuineness, validity, or enforceability of this Agreement, or (f) any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or surety. If payment of any sum by Insight LP pursuant to this Agreement is recovered as a preference or fraudulent transfer under any applicable bankruptcy or insolvency law, the liability of ICCI under this Article VIII shall continue and remain in full force and effect notwithstanding such recovery.

     8.3 ICCI waives presentment, protest, demand, or action or delinquency in respect of any of the obligations of Insight LP under this Agreement. ICCI waives all set-offs and counterclaims and all notices of nonperformance, notices of protest, notices of dishonor, and notices of acceptance of this guaranty.

     8.4 This guaranty shall be deemed a continuing guaranty, and the above consents and waivers of ICCI shall remain in full force and effect until the satisfaction in full of all obligations of Insight LP under this Agreement.

     8.5 ICCI agrees that any and all claims in its favor against Insight LP, any endorser or any other guarantor of all or any part of the obligations of Insight LP under this Agreement, or against any of their respective properties, arising by reason of any payment by ICCI to any Coaxial Party pursuant to the provisions hereof or otherwise, shall be subordinate and subject in right of payment to the prior payment, in full, of all obligations of Insight LP under this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1  Notices.  All notices or other communications required or permitted
          -------
hereunder shall be in writing and shall be deemed given or delivered when delivered personally, by overnight commercial courier, facsimile transmission or mail (return receipt requested, first class postage prepaid) to the parties at the addresses or facsimile numbers set forth below:

          To the Coaxial Parties:
          ----------------------

          c/o Coaxial Communications
          5111 Ocean Boulevard
          Suite C
          Sarasota, FL 34242
          Attention: Dennis McGillicuddy
          Fax: (941) 346-2788

          With copies to:
          --------------

          Fried, Frank, Harris, Shriver & Jacobson
          1001 Pennsylvania Avenue, N.W., Suite 800
          Washington, D.C. 20004-2505
          Attention: Alan S. Kaden, Esq.
          Fax: (202) 639-7008

          and

          Dow, Lohnes & Albertson
          1200 New Hampshire Avenue, N.W.
          Washington, D.C.  20036
          Attention: David D. Wild
          Fax: (202) 776-4704

          To any Insight Party:
          --------------------

          c/o Insight Communications Company, Inc.
          810 Seventh Avenue
          New York, NY  10019
          Attention: Elliot Brecher, Senior Vice President and General Counsel
          Fax: (917) 286-2301

          With a copy to:
          --------------

          Sonnenschein Nath & Rosenthal
          1221 Avenue of the Americas
          New York, NY  10020
          Attention: Robert L. Winikoff, Esq.
          Fax: (212) 768-6800

or to such other address, facsimile number or attention of such other person as any party shall advise the other parties in writing.

     9.2  Survival of Representations and Warranties.  All representations,
          ------------------------------------------
warranties and covenants made hereunder shall survive the closing of the transactions contemplated by this Agreement.

     9.3  Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.  This
          --------------------------------------------------------
Agreement shall be governed by and enforced in accordance with the law of the State of New York, excluding its conflict of laws provisions. The parties agree that the state and federal courts sitting in and for New York County, New York shall have jurisdiction in any matter arising out of this Agreement, and the parties consent to such jurisdiction and agree that the venue of any such matter shall also be proper in such state and federal courts sitting in the State of New York. The parties irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement.

     9.4  Further Assurances.  The parties hereto shall execute and deliver all
          ------------------
documents, provide all information and take, or forbear from taking, any and all actions that may be necessary or appropriate to achieve the purposes of this Agreement.

     9.5  Successors and Assigns.  This Agreement shall be binding upon, and
          ----------------------
inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns.

     9.6  Headings.  The Article and Section headings contained in this
          --------
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.7  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be an original, but all of which shall constitute a single agreement.

     9.8  Amendment.  This Agreement may be amended only in a writing executed
          ---------
by each of the parties hereto.

     9.9  Entire Agreement.  This Agreement sets forth the entire agreement and
          ----------------
understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof, whether written or oral.

     9.10  Existing Agreements.  Each party to this Agreement irrevocably waives
           -------------------
any provision of any of the Existing Agreements to the extent any such provision conflicts with or is otherwise inconsistent with this Agreement.

     9.11  Payments to Coaxial Principals; Actions by Coaxial Principals.
           -------------------------------------------------------------

          (a) Any payments required to be made to the Coaxial Principals under this Agreement, whether in cash or other funds, shares of ICCI Stock, or other property, shall be allocated among the Coaxial Principals as they may determine by agreement among themselves.

          (b) The provisions of Section 14.5 of the Insight Ohio Operating Agreement shall apply to any action required or permitted to be taken by the Coaxial Principals under this Agreement.

     9.12  Consent Solicitation.  If the distribution of the Stock Consideration
           --------------------
or the proceeds of any sale of the Stock Consideration (in whatever form such proceeds may be invested or reinvested) by Coaxial to the Coaxial Shareholders or by the Coaxial Shareholders to the Coaxial Principals would violate any contractual restriction binding on or affecting Coaxial or any of the Coaxial Shareholders or any of their respective assets arising under the Senior Note Indenture, the Discount Note Indenture, or any other agreements related thereto, and any Insight Party (or any of their respective Affiliates) proposes to solicit the consents of the holders of the Senior Debt or the Subordinated Debt to the amendment or waiver of any provisions of the Senior Note Indenture, the Discount Note Indenture, or any other agreement related thereto, then:

          (a) The party making such solicitation (the "Solicitor") will consider
                                                       ---------
in good faith including in such solicitation a request for the waiver of all contractual restrictions on the distribution of the Stock Consideration or the proceeds of the sale of the Stock Consideration; and

          (b) unless the Solicitor determines, in good faith (but otherwise in its sole discretion), that including such a waiver in the solicitation would be adverse to its interests (after taking into account any reimbursement of expenses agreed to by the Coaxial Principals), the Solicitor will include a request for such a waiver in such solicitation request.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                              COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.



                              By: ______________________________
                                  Name:
                                  Title:

                              INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

                              By  Insight Holdings of Ohio, LLC, a Member

                              By  Insight Communications Company, L.P. , a
                                         Member

                              By  Insight Communications Company, Inc., its
                                         General Partner



                              By: ______________________________
                                  Name:
                                  Title:

                              INSIGHT HOLDINGS OF OHIO, LLC

                              By  Insight Communications Company, L.P. , a
                                         Member

                              By  Insight Communications Company, Inc., its
                                         General Partner



                              By: ______________________________
                                  Name:
                                  Title:

                              INSIGHT COMMUNICATIONS COMPANY, L.P.

                              By  Insight Communications Company, Inc., its
                                         General Partner



                              By: ______________________________
                                  Name:
                                  Title:

                              INSIGHT COMMUNICATIONS COMPANY, INC.



                              By: ______________________________
                                  Name:
                                  Title:

                              COAXIAL LLC



                              By: ______________________________
                                  Name:
                                  Title:

                                 COAXIAL DJM LLC



                              By: ______________________________
                                  Name:
                                  Title:

                                 COAXIAL DSM LLC



                              By: ______________________________
                                  Name:
                                  Title:



                              ---------------------------------------
                                BARRY SILVERSTEIN

                              --------------------------------------
                              DENNIS J. MCGILLICUDDY



                              --------------------------------------
                              D. STEVENS MCVOY